Exhibit (i)

                           DRINKER BIDDLE & REATH LLP
                                One Logan Square
                              18th & Cherry Streets
                           Philadelphia, PA 19103-6996
                                 (215) 988-2700
                               Fax (215) 988-2757


September 17, 2002

The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway
Suite 100
Wilmington, DE 19809

         RE: SHARES REGISTERED BY POST-EFFECTIVE AMENDMENT NO. 79 TO REGISTRATION STATEMENT ON FORM N-1A (FILE NO. 33-20827)
                  --------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 79 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"). The Board of Directors of the Company has authorized 100,000,000 shares each of Class II Common Stock and Class JJ Common Stock, $.001 par value per share to be issued and sold by the Company (collectively, the "Shares"), representing interests in the new Baker 500 Fund Institutional Shares and Class S Shares, respectively. The Amendment seeks to register an indefinite number of the Shares.

         We have reviewed the Company's Articles of Incorporation, ByLaws, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

         Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company's Prospectus offering the Shares and in accordance with the Company's Articles of Incorporation (including Articles Supplementary thereto filed with the Maryland Department of Assessments and Taxation to authorize, classify and establish the Shares) for not less than $.001 per share, will be legally issued, fully paid and non-assessable by the Company.

         We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 79 to the Company's Registration Statement.


                                            Very truly yours,


                                            /S/ DRINKER BIDDLE & REATH LLP
                                            ------------------------------
                                            DRINKER BIDDLE & REATH LLP